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                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Crown Partners, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Crown Partners, Inc. (The "Company") of our report dated April 14, 2003 which appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 and 2002.

MALONE & BAILEY, PLLC

/s/ Malone & Bailey PLLC
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Houston, Texas
March 9, 2004